January 22, 2020	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FIRST QUARTER
FISCAL YEAR 2020 RESULTS

•	Quarterly net revenues of $2.01 billion and record quarterly net income of $268 million, or $1.89 per diluted share

•	Record quarterly net revenues for the Private Client Group, Asset Management and Raymond James Bank segments

•	Records for client assets under administration of $896.0 billion, financial assets under management of $151.7 billion and net loans at Raymond James Bank of $21.3 billion

•	Record Private Client Group assets in fee-based of accounts of $444.2 billion, substantial increases of 31% over December 2018 and 9% over September 2019

•	Record number of Private Client Group financial advisors of 8,060, net increases of 245 over December 2018 and 49 over September 2019

•	Annualized return on equity for the quarter of 16.0% and annualized return on tangible common equity for the quarter of 17.5%(1)

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.01 billion and record net income of $268 million, or $1.89 per diluted share, for the fiscal first quarter ended December 31, 2019. Net revenue growth of 4% over the prior year’s fiscal first quarter was largely attributable to higher Private Client Group assets in fee-based accounts. These assets grew 31% over December 2018 and 9% over September 2019. Net revenues declined 1% compared to the record set in the preceding quarter as sequential growth of asset management and related administrative fees and brokerage revenues was more than offset by the sequential decline of tax credit fund revenues, investment banking revenues, net interest income and Raymond James Bank Deposit Program (RJBDP) fees from third-party banks, which were negatively impacted by lower short-term interest rates.

“The consistent industry-leading net addition of experienced financial advisors contributed to the records we achieved for client assets during the quarter and is a testament to our client-first culture and best-in-class resources and technology offerings,” said Chairman and CEO Paul Reilly. “While lower interest rates are expected to be a headwind for the balance of the fiscal year, we remain focused on the long term by investing in growth across our businesses.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.41 billion, up 4% over the prior year’s fiscal first quarter and 2% over the preceding quarter

•	Quarterly pre-tax income of $153 million, down 7% compared to the prior year’s fiscal first quarter and up 7% over the preceding quarter

•	Record Private Client Group assets under administration of $855.2 billion, significant increases of 24% over December 2018 and 7% over September 2019

•	Record Private Client Group assets in fee-based accounts of $444.2 billion, substantial increases of 31% over December 2018 and 9% over September 2019

•	Record number of Private Client Group financial advisors of 8,060, net increases of 245 over December 2018 and 49 over September 2019

Record quarterly net revenues were primarily attributable to higher assets in fee-based accounts driven by the net addition of financial advisors, equity market appreciation and the increased utilization of fee-based accounts. Private Client Group assets in fee-based accounts reached a new record of $444.2 billion, representing 52% of the segment’s total client assets under administration at the end of the fiscal quarter. The 7% year-over-year decrease in quarterly pre-tax income was largely attributable to the negative impact of lower short-term interest rates on net interest income and RJBDP fees from third-party banks, which contributed to a higher ratio of compensation to net revenues for both the segment and firm overall, as there are no direct payouts associated with those revenue streams. Sequentially, quarterly pre-tax income increased despite the higher ratio of compensation to net revenues, helped by higher net revenues related to increased client assets and a seasonal decrease in non-compensation expenses.

Clients’ domestic cash sweep balances of $39.5 billion decreased 16% compared to December 2018 and increased 5% over September 2019.

“We continue to retain and attract high-quality financial advisors across all of our affiliation options,” said Reilly. “During the quarter we added a net 49 financial advisors to reach a record 8,060 financial advisors, a solid result particularly given the number of planned retirements typical in the fiscal first quarter.”

Capital Markets

•	Quarterly net revenues of $268 million, up 6% over the prior year’s fiscal first quarter and down 11% compared to the preceding quarter

•	Quarterly pre-tax income of $29 million, up 142% over the prior year’s fiscal first quarter and down 12% compared to the preceding quarter

•	Quarterly investment banking revenues of $130 million, up 1% over the prior year’s fiscal first quarter and down 13% compared to the preceding quarter

The year-over-year increase in quarterly net revenues was primarily driven by increases in fixed income brokerage revenues and both debt and equity underwriting revenues, which more than offset lower M&A revenues and equity brokerage revenues. Sequentially, net revenues decreased from the preceding quarter, primarily due to lower M&A revenues and tax credit fund revenues.

“Fixed income results were strong once again this quarter primarily due to continued rate volatility fueling client activity,” said Reilly. “Despite a healthy pipeline, M&A revenues during the quarter were lower than the results generated in the comparative periods.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•	Record quarterly net revenues of $184 million, up 6% over the prior year’s fiscal first quarter and 3% over the preceding quarter

•	Record quarterly pre-tax income of $73 million, up 14% over the prior year’s fiscal first quarter and 6% over the preceding quarter

•	Record financial assets under management of $151.7 billion, up 20% over December 2018 and 6% over September 2019

Record results for the Asset Management segment were attributable to the growth of financial assets under management, as equity market appreciation and net inflows into fee-based accounts in the Private Client Group more than offset modest net outflows at Carillon Tower Advisers.

Raymond James Bank

•	Record quarterly net revenues of $216 million, up 6% over the prior year’s fiscal first quarter and essentially flat compared to the preceding quarter

•	Quarterly pre-tax income of $135 million, up 23% over the prior year’s fiscal first quarter and 3% over the preceding quarter

•	Record net loans of $21.3 billion, up 7% over December 2018 and 2% over September 2019

•	Net interest margin of 3.23% for the quarter, down 2 basis points compared to the prior year’s fiscal first quarter and 7 basis points compared to the preceding quarter

Record net revenues for the first quarter were primarily driven by loan growth, which was helped by the strong growth of residential mortgage loans to Private Client Group clients. The Bank’s net interest margin of 3.23% declined 7 basis points in the quarter due to lower short-term interest rates. Despite loan growth and an increase in criticized loans during the quarter, the Bank generated a loan loss benefit of $2 million, largely due to payoffs of certain corporate loans and a higher mix of residential mortgages, which have lower allowances for loan losses than corporate and industrial loans, on average.

A conference call to discuss the results will take place tomorrow morning, Thursday, January 23, at 8:15 a.m. ET. The live audio webcast and the presentation which management will review on the call will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 877-671-8037 (conference code: 3241448). An audio replay of the call will be available at the same location until April 29, 2020.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,100 financial advisors. Total client assets are $896 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. 1st Quarter Fiscal 2020	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Net revenues	$2,009	$1,931	$2,023	4%	(1)%
Pre-tax income	$359	$332	$354	8%	1%
Net income	$268	$249	$265	8%	1%

Earnings per common share: (2)
Basic	$1.93	$1.73	$1.90	12%	2%
Diluted	$1.89	$1.69	$1.86	12%	2%

Non-GAAP measures: (1)
Adjusted pre-tax income	NA	$347	$373	3%	(4)%
Adjusted net income	NA	$264	$284	2%	(6)%
Adjusted earnings per common share - basic (2)	NA	$1.83	$2.04	5%	(5)%
Adjusted earnings per common share - diluted (2)	NA	$1.79	$2.00	6%	(6)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2020

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Revenues:
Asset management and related administrative fees	$955	$865	$924	10%	3%
Brokerage revenues:
Securities commissions	363	388	355	(6)%	2%
Principal transactions	97	76	95	28%	2%
Total brokerage revenues	460	464	450	(1)%	2%
Account and service fees	178	185	179	(4)%	(1)%
Investment banking	141	137	157	3%	(10)%
Interest income	297	316	320	(6)%	(7)%
Other	29	37	55	(22)%	(47)%
Total revenues	2,060	2,004	2,085	3%	(1)%
Interest expense	(51)	(73)	(62)	(30)%	(18)%
Net revenues	2,009	1,931	2,023	4%	(1)%
Non-interest expenses:
Compensation, commissions and benefits	1,351	1,265	1,320	7%	2%
Non-compensation expenses:
Communications and information processing	94	92	95	2%	(1)%
Occupancy and equipment	57	51	59	12%	(3)%
Business development	44	43	53	2%	(17)%
Investment sub-advisory fees	26	24	24	8%	8%
Professional fees	21	22	24	(5)%	(13)%
Bank loan loss provision/(benefit)	(2)	16	6	NM	NM
Acquisition and disposition-related expenses (3)	—	15	—	(100)%	—
Other (4) (5)	59	71	88	(17)%	(33)%
Total non-compensation expenses	299	334	349	(10)%	(14)%
Total non-interest expenses	1,650	1,599	1,669	3%	(1)%
Pre-tax income	359	332	354	8%	1%
Provision for income taxes	91	83	89	10%	2%
Net income	$268	$249	$265	8%	1%

Earnings per common share – basic (2)	$1.93	$1.73	$1.90	12%	2%
Earnings per common share – diluted (2)	$1.89	$1.69	$1.86	12%	2%
Weighted-average common shares outstanding – basic	138.3	144.2	138.6	(4)%	—
Weighted-average common and common equivalent shares outstanding – diluted	141.5	147.3	141.8	(4)%	—

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Selected Key Metrics
1st Quarter Fiscal 2020	(Unaudited)

	As of				% change from
Total company ($ in millions, except per share amounts)	December 31, 2019		December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Total assets	$40,154		$38,544	$38,830	4%	3%
Total equity attributable to Raymond James Financial, Inc.	$6,842		$6,143	$6,581	11%	4%
Book value per share (6)	$49.26		$43.69	$47.76	13%	3%
Tangible book value per share (1) (6)	$45.10		$39.43	$43.53	14%	4%

Capital ratios:
Tier 1 capital	24.8%	(7)	23.6%	24.8%
Total capital	25.7%	(7)	24.7%	25.8%
Tier 1 leverage	15.8%	(7)	14.6%	15.7%

	Three months ended
	December 31, 2019		December 31, 2018	September 30, 2019
Return on equity (8)	16.0%		15.9%	16.2%
Adjusted return on equity (1) (8)	NA		16.9%	17.3%
Return on tangible common equity (1) (8)	17.5%		17.6%	17.8%
Adjusted return on tangible common equity (1) (8)	NA		18.7%	19.1%
Pre-tax margin (9)	17.9%		17.2%	17.5%
Adjusted pre-tax margin (1) (9)	NA		18.0%	18.4%
Total compensation ratio (10)	67.2%		65.5%	65.2%
Effective tax rate	25.3%		25.2%	25.1%

Client asset metrics ($ in billions)	As of			% change from
	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Client assets under administration	$896.0	$725.4	$838.3	24%	7%
Private Client Group assets under administration	$855.2	$690.7	$798.4	24%	7%
Private Client Group assets in fee-based accounts	$444.2	$338.8	$409.1	31%	9%
Financial assets under management	$151.7	$126.5	$143.1	20%	6%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Raymond James Bank Deposit Program (“RJBDP”): (11)
Raymond James Bank	$21,891	$21,138	$21,649	4%	1%
Third-party banks	15,061	18,320	14,043	(18)%	7%
Subtotal RJBDP	36,952	39,458	35,692	(6)%	4%
Money market funds (12)	—	4,436	—	(100)%	—
Client Interest Program	2,528	2,935	2,022	(14)%	25%
Total clients’ domestic cash sweep balances	$39,480	$46,829	$37,714	(16)%	5%
Average yield on RJBDP - third-party banks (13)	1.64%	1.74%	1.83%

Private Client Group financial advisors	As of			% change from
	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Employees	3,331	3,166	3,301	5%	1%
Independent contractors	4,729	4,649	4,710	2%	—
Total advisors	8,060	7,815	8,011	3%	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
1st Quarter Fiscal 2020	(Unaudited)

	Three months ended			% change from
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Net revenues:
Private Client Group	$1,414	$1,356	$1,381	4%	2%
Capital Markets	268	253	302	6%	(11)%
Asset Management	184	174	178	6%	3%
Raymond James Bank	216	203	216	6%	—
Other (14)	(8)	2	7	NM	NM
Intersegment eliminations	(65)	(57)	(61)	NM	NM
Total net revenues	$2,009	$1,931	$2,023	4%	(1)%

Pre-tax income/(loss):
Private Client Group	$153	$164	$143	(7)%	7%
Capital Markets	29	12	33	142%	(12)%
Asset Management	73	64	69	14%	6%
Raymond James Bank	135	110	131	23%	3%
Other (14)	(31)	(18)	(22)	72%	41%
Pre-tax income	$359	$332	$354	8%	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
1st Quarter Fiscal 2020	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Revenues:
Asset management and related administrative fees	$782	$707	$757	11%	3%
Brokerage revenues:
Mutual and other fund products	144	157	150	(8)%	(4)%
Insurance and annuity products	101	104	104	(3)%	(3)%
Equities, ETFs and fixed income products	102	103	87	(1)%	17%
Total brokerage revenues	347	364	341	(5)%	2%
Account and service fees:
Mutual fund and annuity service fees	90	83	84	8%	7%
RJBDP fees: (11)
Third-party banks	58	68	65	(15)%	(11)%
Raymond James Bank	47	41	46	15%	2%
Client account and other fees	29	33	30	(12)%	(3)%
Total account and service fees	224	225	225	—	—
Investment banking	11	7	7	57%	57%
Interest income	49	56	55	(13)%	(11)%
All other	9	7	7	29%	29%
Total revenues	1,422	1,366	1,392	4%	2%
Interest expense	(8)	(10)	(11)	(20)%	(27)%
Net revenues	1,414	1,356	1,381	4%	2%
Non-interest expenses:
Financial advisor compensation and benefits	857	803	832	7%	3%
Administrative compensation and benefits	247	229	233	8%	6%
Total compensation, commissions and benefits	1,104	1,032	1,065	7%	4%
Non-compensation expenses	157	160	173	(2)%	(9)%
Total non-interest expenses	1,261	1,192	1,238	6%	2%
Pre-tax income	$153	$164	$143	(7)%	7%
Pre-tax margin	10.8%	12.1%	10.4%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
1st Quarter Fiscal 2020	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Revenues:
Brokerage revenues:
Fixed income	$81	$57	$82	42%	(1)%
Equity	34	42	26	(19)%	31%
Total brokerage revenues	115	99	108	16%	6%
Investment banking:
Merger & acquisition and advisory	60	85	93	(29)%	(35)%
Equity underwriting	39	27	28	44%	39%
Debt underwriting	31	17	29	82%	7%
Total investment banking	130	129	150	1%	(13)%
Interest income	8	10	9	(20)%	(11)%
Tax credit fund revenues	18	19	37	(5)%	(51)%
All other	3	4	6	(25)%	(50)%
Total revenues	274	261	310	5%	(12)%
Interest expense	(6)	(8)	(8)	(25)%	(25)%
Net revenues	268	253	302	6%	(11)%
Non-interest expenses:
Compensation, commissions and benefits	166	158	179	5%	(7)%
Non-compensation expenses (3) (4) (5)	73	83	90	(12)%	(19)%
Total non-interest expenses	239	241	269	(1)%	(11)%
Pre-tax income	$29	$12	$33	142%	(12)%
Pre-tax margin	10.8%	4.7%	10.9%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
1st Quarter Fiscal 2020	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Revenues:
Asset management and related administrative fees
Managed programs	$125	$117	$121	7%	3%
Administration and other	51	44	49	16%	4%
Total asset management and related administrative fees	176	161	170	9%	4%
Account and service fees	5	9	4	(44)%	25%
All other	3	4	4	(25)%	(25)%
Net revenues	184	174	178	6%	3%
Non-interest expenses:
Compensation, commissions and benefits	45	43	44	5%	2%
Non-compensation expenses (4)	66	67	65	(1)%	2%
Total non-interest expenses	111	110	109	1%	2%
Pre-tax income	$73	$64	$69	14%	6%
Pre-tax margin	39.7%	36.8%	38.8%

Raymond James Bank

	Three months ended			% change from
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Revenues:
Interest income	$231	$239	$243	(3)%	(5)%
Interest expense	(21)	(42)	(33)	(50)%	(36)%
Net interest income	210	197	210	7%	—
All other	6	6	6	—	—
Net revenues	216	203	216	6%	—
Non-interest expenses:
Compensation and benefits	12	11	13	9%	(8)%
Non-compensation expenses:
Loan loss provision/(benefit)	(2)	16	6	NM	NM
RJBDP fees to Private Client Group (11)	47	41	46	15%	2%
All other	24	25	20	(4)%	20%
Total non-compensation expenses	69	82	72	(16)%	(4)%
Total non-interest expenses	81	93	85	(13)%	(5)%
Pre-tax income	$135	$110	$131	23%	3%
Pre-tax margin	62.5%	54.2%	60.6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
1st Quarter Fiscal 2020	(Unaudited)

Other

	Three months ended			% change from
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Revenues:
Interest income	$12	$16	$21	(25)%	(43)%
Gains/(losses) on private equity investments	(2)	4	6	NM	NM
All other	2	1	(2)	100%	NM
Total revenues	12	21	25	(43)%	(52)%
Interest expense	(20)	(19)	(18)	5%	11%
Net revenues	(8)	2	7	NM	NM
Non-interest expenses (4)	23	20	29	15%	(21)%
Pre-tax loss	$(31)	$(18)	$(22)	72%	41%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
1st Quarter Fiscal 2020	(Unaudited)

Raymond James Bank ($ in millions)	As of				% change from
	December 31, 2019		December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Total assets	$26,469		$25,140	$25,705	5%	3%
Total equity	$2,300		$2,072	$2,248	11%	2%
Bank loans, net	$21,296		$19,887	$20,891	7%	2%
Allowance for loan losses	$216		$219	$218	(1)%	(1)%
Allowance for loan losses as a % of loans held for investment	1.01%		1.10%	1.04%
Total nonperforming assets	$41		$52	$46	(21)%	(11)%
Nonperforming assets as a % of total assets	0.16%		0.21%	0.18%
Total criticized loans	$349		$227	$285	54%	22%
Criticized loans as a % of loans held for investment	1.64%		1.13%	1.36%

Capital ratios:
Tier 1 capital	13.3%	(7)	12.7%	13.2%
Total capital	14.5%	(7)	13.9%	14.5%
Tier 1 leverage	8.8%	(7)	8.5%	8.8%

	Three months ended				% change from
$ in millions	December 31, 2019		December 31, 2018	September 30, 2019	December 31, 2018	September 30, 2019
Bank loan loss provision/(benefit)	$(2)		$16	$6	NM	NM
Net charge-offs/(recoveries)	$—		$(1)	$2	100%	(100)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
1st Quarter Fiscal 2020	(Unaudited)

Raymond James Bank Net Interest Analysis

	Three months ended
	December 31, 2019			December 31, 2018			September 30, 2019
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$1,201	$5	1.64%	$1,304	$7	2.24%	$1,262	$7	2.16%
Available-for-sale securities	3,089	18	2.30%	2,717	16	2.32%	2,995	18	2.37%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	8,078	86	4.15%	7,763	91	4.58%	8,082	92	4.47%
Commercial real estate construction loans	233	3	4.87%	171	2	5.62%	268	3	5.36%
Commercial real estate loans	3,611	37	4.00%	3,558	41	4.55%	3,507	39	4.32%
Tax-exempt loans (15)	1,225	8	3.36%	1,284	9	3.33%	1,281	9	3.40%
Residential mortgage loans	4,641	37	3.19%	3,891	32	3.32%	4,364	35	3.26%
Securities-based loans and other	3,337	34	3.97%	3,102	36	4.58%	3,261	36	4.35%
Loans held for sale	161	1	4.06%	186	3	5.39%	155	2	4.33%
Total loans, net	21,286	206	3.85%	19,955	214	4.27%	20,918	216	4.12%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	215	2	3.00%	169	2	3.97%	198	2	3.38%
Total interest-earning banking assets	25,791	231	3.56%	24,145	239	3.94%	25,373	243	3.81%
Total interest-bearing banking liabilities	23,493	21	0.36%	22,085	42	0.75%	23,087	33	0.56%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,298	$210		$2,060	$197		$2,286	$210
Net interest margin (net yield on interest-earning banking assets)			3.23%			3.25%			3.30%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2020

Reconciliation of GAAP measures to non-GAAP financial measures (Unaudited)

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a more meaningful comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following table, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP financial measures for those periods which include non-GAAP adjustments.

	Three months ended
$ in millions, except per share amounts	December 31, 2018	September 30, 2019
Net income	$249	$265
Non-GAAP adjustments:
Acquisition and disposition-related expenses (3)	15	—
Goodwill impairment (5)	—	19
Pre-tax impact of non-GAAP adjustments	15	19
Tax effect of non-GAAP adjustments	—	—
Total non-GAAP adjustments, net of tax	15	19
Adjusted net income	$264	$284

Pre-tax income	$332	$354
Pre-tax impact of non-GAAP adjustments (as detailed above)	15	19
Adjusted pre-tax income	$347	$373

Pre-tax margin (9)	17.2%	17.5%
Adjusted pre-tax margin (9)	18.0%	18.4%

Earnings per common share (2)
Basic	$1.73	$1.90
Adjusted basic	$1.83	$2.04
Diluted	$1.69	$1.86
Adjusted diluted	$1.79	$2.00

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2020

Book value per share	As of
$ in millions, except per share amounts	December 31, 2019	December 31, 2018	September 30, 2019
Total equity attributable to Raymond James Financial, Inc.	$6,842	$6,143	$6,581
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	609	633	611
Deferred tax liabilities, net	(31)	(34)	(28)
Tangible common equity attributable to Raymond James Financial, Inc.	$6,264	$5,544	$5,998
Common shares outstanding	138.9	140.6	137.8
Book value per share (6)	$49.26	$43.69	$47.76
Tangible book value per share (6)	$45.10	$39.43	$43.53

Return on equity	Three months ended
$ in millions	December 31, 2019	December 31, 2018	September 30, 2019
Average equity (16)	$6,712	$6,256	$6,542
Impact on average equity of non-GAAP adjustments:
Acquisition and disposition-related expenses (3)	NA	7	—
Goodwill impairment (5)	NA	—	9
Adjusted average equity (16)	NA	$6,263	$6,551

Average equity (16)	$6,712	$6,256	$6,542
Less:
Average goodwill and identifiable intangible assets, net	610	636	623
Average deferred tax liabilities, net	(30)	(33)	(27)
Average tangible common equity (16)	$6,132	$5,653	$5,946
Impact on average equity of non-GAAP adjustments:
Acquisition and disposition-related expenses (3)	NA	7	—
Goodwill impairment (5)	NA	—	9
Adjusted average tangible common equity (16)	NA	$5,660	$5,955

Return on equity (8)	16.0%	15.9%	16.2%
Adjusted return on equity (8)	NA	16.9%	17.3%
Return on tangible common equity (8)	17.5%	17.6%	17.8%
Adjusted return on tangible common equity (8)	NA	18.7%	19.1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
1st Quarter Fiscal 2020

Footnotes

1.
These are non-GAAP measures. See the schedules on the previous pages of this document for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments to earnings for the three months ended December 31, 2019; therefore, percent changes for earnings-related measures are calculated based on GAAP results for the three months ended December 31, 2019 as compared to non-GAAP results for the three months ended September 30, 2019 and December 31, 2018.

2.
Computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

3.	The three months ended December 31, 2018 included a loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities.

4.	The offset for the net gain/(loss) attributable to noncontrolling interests is in Other expenses. Prior period results have been conformed to the current presentation.

5.	The three months ended September 30, 2019 included a $19 million goodwill impairment charge associated with our Canadian Capital Markets business.

6.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

7.	Estimated.

8.
Computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

9.
Computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

10.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

11.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

12.	Money market funds were discontinued as a sweep option during the third fiscal quarter of 2019. Balances in those funds were converted to RJBDP or reinvested by the client.

13.	Computed by dividing RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balance at third-party banks.

14.
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

15.	The average yield is presented on a tax-equivalent basis for each respective period.

16.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.